Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of First Regional Bancorp and management’s report on the effectiveness of internal control over financial reporting dated March 14, 2006, appearing in the Annual Report on Form 10-K of First Regional Bancorp for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
May 4, 2006